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                                                                 Exhibit (1)(b)


                               IBM CREDIT MUTUAL FUNDS
                   CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of IBM Credit Mutual Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to the Declaration of Trust dated February 22, 1990, (the "Declaration"), do hereby certify, as provided in the provisions of Article XII, Section 11 of the Declaration, duly adopted by unanimous written consent of the entire Board of Trustees on April 6th, 1990, that the name of the Trust was changed to:



                                   IBM Mutual Funds

     IN WITNESS WHEREOF, the undersigned have executed this Certificate This 6th day of April, 1990.



                                               /s/  Harry L. Kavetas
                                             -----------------------------------
                                                    Harry L. Kavetas


                                               /s/  Jesse J. Greene, Jr.
                                             -----------------------------------
                                                    Jesse J. Greene, Jr.